--------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on June 10, 1997
--------------------------------------------------------------------------------
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                               THE AES CORPORATION
             (Exact Name of Registrant as specified in its charter)

                 Delaware                              54-1163725
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

                1001 North 19th Street, Arlington, Virginia 22209
               (Address of Principal Executive Offices) (Zip Code)

                       ----------------------------------

                               THE AES CORPORATION
                           INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)


           BARRY J. SHARP                                  Copy to:
         Vice President and                       PHILIP D. BEAUMONT, ESQ.
       Chief Financial Officer                     CHADBOURNE & PARKE LLP
         THE AES CORPORATION                        30 Rockefeller Plaza
         1001 N. 19th Street                      New York, New York 10112
      Arlington, Virginia 22209
(Name and address of agent for service)

   Telephone number, including area code, of agent for service: (703) 522-1315


                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title Of            Amount       Proposed         Proposed
 Securities To          To Be        Maximum          Maximum
 Be Registered       Registered      Offering        Aggregate
                                      Price          Offering       Amount Of
                                    Per Share*        Price**   Registration Fee
--------------------------------------------------------------------------------
Common Stock,
 Par Value
   $0.01            2,000,000        $73.63      $147,260,000.00    $44,624.24
  per share           shares
--------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices ($74.00 and $73.25, respectively) on June 9, 1997 for the Company's Common Stock on the New York Stock Exchange Composite Transactions.

** There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.

                                EXPLANATORY NOTE

          This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which may be used for the offer and sale by certain officers and directors of the Registrant who may be deemed "affiliates" of the Registrant, as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), or securities registered hereunder.

                                 1997 SUPPLEMENT

                          To Prospectus for Offers and

                            Sales of Common Stock of

                               The AES Corporation

                         By Certain Selling Stockholders



     This Supplement dated June 10, 1997 to the Prospectus dated June 10, 1997 relating to offers and sales of Award Shares by certain Selling Stockholders of The AES Corporation contains certain current information that may change from year to year. The Supplement will be updated annually and will be delivered to each Selling Stockholder. Each current Annual Supplement should be kept with the Prospectus in the Selling Stockholder's important papers. Selling Stockholders who received the June 10, 1997 Prospectus will not be sent additional copies of the Prospectus in subsequent years unless the information in the Prospectus is required to be amended or unless a Selling Stockholder requests an additional copy by writing to the Secretary, The AES Corporation, 1001 N. 19th Street, Arlington, Virginia 22209. Capitalized terms used in this Supplement have the meanings set forth in the Prospectus.

         1.    Date.  The date of this Supplement is June 10, 1997.

         2. Information Regarding Selling Stockholders and Award Shares Covered by the Prospectus. The Prospectus covers 1,278,039 Award Shares that have been or may be acquired upon exercise of incentive or nonqualified stock options granted pursuant to the Plan held by the Selling Stockholders as of May 1, 1997.

         There are set forth in the following table opposite the name of each of the Selling Stockholders (1) under the heading "Shares of Common Stock beneficially owned", the shares of Common Stock of the Company beneficially owned by the Selling Stockholder on May 1, 1997 (as stated in the footnotes below, beneficial ownership is disclaimed as to certain shares), including shares of Common Stock (if any) of which the Selling Stockholder had the right on such date to acquire beneficial ownership pursuant to the exercise on or before July 1, 1997 of options granted by the Company, or upon exercise of warrants, plus the number (if any) of shares of Common Stock held under (i) the Deferred Compensation Plan for Executive Officers, (ii) the Profit Sharing and Stock Ownership Plan, and (iii) the Supplemental Retirement Plan; (2) under the heading "Award Shares acquired or which may be acquired and offered", the shares of Common Stock which have been acquired pursuant to the exercise of options, or may be acquired by the Selling Stockholder upon the exercise of options outstanding as of May 1, 1997 and offered by the Prospectus; and (3) under the heading "Shares of Common Stock to be owned upon completion of the offering", the shares of Common Stock to be beneficially owned by the Selling Stockholder after completion of the offering, based on the number of shares owned on May 1, 1997. The information as to security holdings is based on information received by the Company from the Selling Stockholders and from the Compensation Committee and has been adjusted to reflect a three-for-two stock split in the form of 100% stock dividend, at a rate of one additional share of Common Stock for each two shares of Common Stock issued, authorized on January 31, 1994.


-----------------------------------------------------------------------------------------------------------------------
                               Present principal       Shares of             Award Shares       Shares of Common
Selling Stockholder              positions or         Common Stock         acquired or which    Stock to be owned
                               offices with the       Beneficially          may be acquired    after completion of
                                    Company              Owned(1)             and offered           offering
-----------------------------------------------------------------------------------------------------------------------

Roger W. Sant................Chairman of the ...........10,659,070 (2) .........  256,039 .........10,544,988
                             Board and Director
Dennis W. Bakke..............President, Chief .........  8,985,433 (3) .........  256,618 ......... 8,902,403
                             Executive Officer
                             and Director
Thomas A. Tribone............Senior Vice President ....    201,641 .............   82,323 .........   170,463
Mark F. Fitzpatrick..........Vice.President ...........    152,776 (4) .........   75,568 .........   123,249
Barry J. Sharp...............Vice.President and .......    155,170 (5) .........   80,852 .........   124,159
                             Chief Financial
                             Officer
Kenneth R. Woodcock..........Senior Vice President ....  2,039,618 .............   70,815 ......... 2,012,986
David G. McMillen............Vice President ...........     83,617 .............   56,411 .........    59,890
Roger F. Naill...............Vice President ...........    759,550 .............   47,118 .........   740,575
J. Stuart Ryan...............Vice President ...........    149,225 .............  133,755 .........    71,567
Paul T. Hanrahan.............Vice President ...........     40,839 .............   29,768 .........    31,385
John Ruggirello..............Vice President ...........     76,179 .............   66,526 .........    49,749
William R. Lurashi...........General Counsel & ........     10,072 .............   34,050 .........     2,537
                             Secretary
Sarah Slusser................Division Manager .........     18,684 .............   21,590 .........    10,097
Paul Stinson.................Division Manager .........     49,273 .............   34,557 .........    34,717
-----------------------------------------------------------------------------------------------------------------------


(1) Includes (a) the following shares issuable upon exercise of options: Mr. Sant - 428,449 shares; Mr. Bakke - 226,870 shares; Mr. Tribone - 141,799 shares; Mr. Fitzpatrick - 29,527 shares; Mr. Sharp - 98,991 shares; Mr. Woodcock - 80,707 shares; Mr. McMillen - 41,345 shares; Dr. Naill - 49,681 shares; Mr. Ryan - 122,409 shares; Mr. Hanrahan - 20,409 shares; Mr. Ruggirello - 46,322 shares; Mr. Luraschi - 7,535; Ms. Slusser - 18,684; Mr. Stinson - 49,273; (b) the following units issuable under the Deferred Compensation Plan for Executive Officers: Mr. Sant - 14,021; (c) the following shares held by the Profit Sharing and Stock Ownership Plan: Mr. Sant - 146,212 shares; Mr. Bakke - 139,479 shares; Mr. Tribone - 27,883 shares; Mr. Fitzpatrick - 43,110 shares; Mr. Sharp - 22,359 shares; Mr. Woodcock - 81,457 shares; Mr. McMillen - 15,716 shares; Dr. Naill - 71,187 shares; Mr. Ryan - 20,641 shares; Mr. Hanrahan - 16,343 shares; Mr. Ruggirello - 15,226 shares; Mr. Luraschi - 2,537; Ms. Slusser - 6,620; Mr. Stinson - 13,662;and (d) the following units under the Supplemental Retirement Plan: Mr. Sant - 1,727; Mr. Bakke - 2,151; Mr. Tribone - 404; Mr. Fitzpatrick - 238; Mr. Sharp - 284; Mr. Woodcock - 733; Mr. McMillen - 250; Dr. Naill - 147; Mr. Ryan - 268; Mr. Hanrahan - 0; Mr. Ruggirello -
     120. The number of shares set forth in (a) above are those the Selling Stockholder had the right to acquire beneficial ownership pursuant to the exercise on or before July 1, 1997 of options granted by the Company. Inclusion of such shares does not constitute an admission by any Selling Stockholder that he or she is the beneficial owner of such shares

(2) Includes 7,550,146 shares held jointly by Mr. Sant and his wife. Also includes 403,241 shares held by his wife, 146,195 held in an IRA for the benefit of Mr. Sant, and 64,871 shares held in an IRA for the benefit of his wife. In addition, includes 1,149,525 shares held by The Summit Foundation, of which Mr. Sant disclaims beneficial ownership.

(3) Includes 6,834,658 shares held jointly by Mr. Bakke and his wife, 31,530 shares held by his children, 449,043 shares held by his wife, and 173,383 shares held by the Mustard Seed Foundation, of which Mr. Bakke disclaims beneficial ownership.

(4) Includes 76,657 shares held jointly by Mr. Fitzpatrick and his wife, and 1,988 and 1,256 shares held an IRAs for the benefit of Mr. Fitzpatrick and his wife, respectively.

(5)  Includes 33,536 shares held jointly by Mr. Sharp and his wife.

         To the best of the Company's knowledge, each Selling Stockholder has sole voting and investment power with respect to shares shown after his or her name in Columns (1) and (3) above, except as set forth in the footnotes above.

          3. Market Price. The closing price per share of Common Stock of the Company on the New York Stock Exchange Composite Transactions on June 9, 1997 was $74.00.

          4. Documents Incorporated by Reference. For further information concerning the Company and its subsidiaries, see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which incorporates by reference certain information, including the Company's Consolidated Financial Statements contained in the Company's Current Reports on Form 8-K dated March 12, 1997; see also its Proxy Statement for the Annual Meeting of Stockholders held on April 15, 1997, its Current Reports on Form 8-K dated January 30, 1997, February 18, 1997, and March 24, 1997, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997. Each of the foregoing is on file with the Securities and Exchange Commission.

PROSPECTUS





                               THE AES CORPORATION



                                  Common Stock



         This Prospectus relates to offers and sales by certain officers and directors (the "Selling Stockholders") of The AES Corporation, a Delaware corporation (the "Company"), who may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of Common Stock of the Company that may be acquired by such persons upon exercise of incentive or nonqualified stock options granted pursuant to the Incentive Stock Option Plan (the "Plan"), of the Company. See "SELLING STOCKHOLDERS". The shares that may be so acquired by such persons pursuant to the Plan are herein referred to as the "Award Shares".

         The accompanying Annual Supplement to this Prospectus sets forth the number of Award Shares covered by this Prospectus.

         Shares covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders through brokers on the New York Stock Exchange or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Stockholders and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Stockholders.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THE PROSPECTUS. ANY RE-
                         PRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.



                  The date of this Prospectus is June 10, 1997

         No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein and, if give or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the Common Stock that may be offered hereby or an offer of the Common Stock to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus or any sale made through its use at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the New York Regional Office, 7 World Trade Center, New York, New York 10048 and at the Chicago Regional Office, 500 West Madison Street, Chicago Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's home page on the Internet is http://www.sec.gov.

         The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the Library of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Company will furnish, without charge, to any person to whom this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Any such request should be directed to the Secretary of the Company at its principal executive offices, 1001 N. 19th Street, Arlington, Virginia 22209 (telephone number (703) 522-1315).

                                   THE COMPANY

         AES is a global power company committed to supplying electricity to customers world-wide in a socially responsible way. AES was one of the original entrants in the independent power market and today is one of the world's largest global power companies, based on net equity ownership of generating capacity (in megawatts) in operation or under construction. AES, based in Arlington, Virginia, markets power principally from electric generating facilities that it develops, owns and operates.

         Over the last five years, AES has experienced significant growth. This growth has resulted primarily from the development and construction of new plants ("greenfield development") and also from the acquisition of existing plants, primarily through competitively bid privatization initiatives outside the United States or negotiated acquisitions. AES operates and owns (entirely or in part) 26 power plants in seven countries with a capacity of approximately 9,600 megawatts. AES is also constructing eight additional power plants in four countries with a design capacity of approximately 1,700 megawatts. In addition, AES has numerous projects in development, including seven projects with an aggregate design capacity of approximately 4,700 megawatts that have executed or been awarded power sales agreements.

     The Company's principal executive offices are located at 1001 N. 19th Street, Arlington, Virginia 22209 (telephone number (703) 522-1315).

                              RECENT DEVELOPMENTS

     In May 1997, a subsidiary of AES and its partners, the Southern Company and The Opportunity Fund, a Brazilian investment fund, won a bid to acquire 14.41% of Companhia Energetica de Minas Gerais, ("Cemig"), an integrated electric utility serving the State of Minas Gerais in Brazil. These shares, which also represent approximately 33% of the voting interest in Cemig, will be acquired from the State of Minais Gerais in a partial privatization of the company for a total purchase price of $1.056 billion. The Company expects to fund its acquisition through a combination of non-recourse and recourse bank loans.

                              SELLING STOCKHOLDERS

     See the Annual Supplement for current information regarding the Selling Stockholders, the shares of Common Stock of the Company beneficially owned by them, the Award Shares offered by them hereby and the shares of Common Stock of the Company to be beneficially owned by them after completion of the offering. The address of each of the Selling Stockholders is The AES Corporation, 1001 N. 19th Street, Arlington, Virginia 22209.

                       DOCUMENTS INCORPORATED BY REFERENCE

     For further information concerning the Company and its subsidiaries see the Company's Annual Report on Form 10-K, its Proxy Statement for the Annual Meeting of Stockholders and any other reports filed with the Commission and described in the Annual Supplement. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such reports and documents. For a description of the Common Stock of the Company, see pages 50-52 inclusive of Amendment No. 1 to the Registration Statement on Form S-3
(Registration No. 33-62858) filed by the company on June 8, 1993 which was incorporated by reference in the Company's Application for Registration on Form 8-A (Registration No. 0-19281) filed with the Commission on October 9, 1996, as amended by Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A filed with the Commission on October 10, 1996. Each of the documents listed in this paragraph is on file with the Commission and incorporated herein by reference and made a part hereof.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus or such Registration Statement.

                                     EXPERTS

     The financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are also incorporated herein by reference and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Prospectus does not contain all the information set forth in the Registration Statement, or amendments thereto, certain portions of which have been omitted pursuant to the Commission's rules and regulations. The information so omitted may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

     The Delaware General Corporation Law and the By-laws of the Company provide for indemnification of the Company's officers and directors, who are also covered by certain insurance policies maintained by the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission are specifically incorporated herein by reference and made a part hereof:

     (i) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (ii) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

     (iii)the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (Registration No. 0-19281), filed with the Commission on October 9, 1996, as amended by Amendment No. 1 on Form 8-A/A to Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

     This Item is not applicable as Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     This Item is not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under AES's By-Laws, and in accordance with Section 145 of the Delaware General Corporation Law (the "GCL"), AES shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of AES to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of AES, or is or was serving in such capacity or as agent at the request of AES for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of AES, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of AES may be similarly indemnified, at the discretion of the Board of Directors.

     Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to AES, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to AES's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by AES. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, under AES's By-Laws, AES may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of AES or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not AES would have the power or the obligation to indemnify such person against such liability under the provisions of AES's By-Laws.

Item 7.  Exemption from Registration Claimed.

     This Item is not applicable.

Item 8.  Exhibits.

          3.1 Amended and Restated Certificate of Incorporation of The AES Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-8 (Registration No. 333-26225)).

          3.2 Amendment to Amended and Restated Certificate of Incorporation of The AES Corporation (incorporated by reference to Exhibit
                  3.2 to the Registration Statement on Form S-8 (Registration No. 333-26225)).

          3.3 By-laws of The AES Corporation, as amended, are incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 (Registration No. 333-22513).

          *5 Opinion of Chadbourne & Parke LLP, counsel for Registrant, covering shares of the Company's Common Stock issuable upon exercise of options granted under The AES Corporation Incentive Stock Option Plan.

          *23.1   Consent of Deloitte & Touche LLP, independent auditors.

          *23.2 Consent of Chadbourne & Parke LLP (included in its opinion filed as Exhibit 5 hereto).

          *24     Power of Attorney.

          *99     The AES Corporation  Incentive Stock Option Plan , as amended.
          -----------------------
          * Filed herewith.

Item 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

          (a)(1)  To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 10th of June, 1997.

                               THE AES CORPORATION


                                          By /s/  Dennis W. Bakke
                                          -------------------------------------
                                          Dennis W. Bakke
                                          President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of June, 1997.

     SIGNATURE                                   TITLE

*/s/ Roger W. Sant                      Chairman of the Board and Director
------------------------
(Roger W. Sant)

/s/ Dennis W. Bakke                     President, Chief Executive Officer and
------------------------                Director(Principal Executive Officer)
(Dennis W. Bakke)

*/s/ Vicki-Ann Assevero                 Director
------------------------
(Vicki-Ann Assevero)

*/s/ Dr. Alice F. Emerson               Director
------------------------
(Dr. Alice F. Emerson)

*/s/ Robert F. Hemphill, Jr             Director
------------------------
(Robert F. Hemphill, Jr.)

*/s/ Frank Jungers                      Director
------------------------
(Frank Jungers)

*/s/ Dr. Henry R. Linden                Director
------------------------
(Dr. Henry R. Linden)
                                        Director
------------------------
(John H. McArthur)
                                        Director
------------------------
(Hazel R. O'Leary)

*/s/ Thomas I. Unterberg                Director
------------------------
(Thomas I. Unterberg)

*/s/ Robert H. Waterman, Jr             Director
------------------------
(Robert H. Waterman, Jr.)

/s/ Barry J. Sharp                      Vice President and Chief Financial
------------------------                Officer (Principal Financial and
(Barry J. Sharp)                        Accounting Officer)


                                *By:  /s/ Barry J. Sharp
                                      ------------------------
                                      Attorney-in-fact